                          EXHIBIT INDEX

Exhibit No.           Description               Page
-----------           -----------               ----

   a       Investment in partnerships by prospectFiled herewith
           (Old Program)

   c       Production and net revenue (Old Program)Filed herewith

   h-1     Balance Sheet at September 30, 1995  Filed herewith
           (Unaudited, Subject to Adjustment)

   h-2     Statement of Income and Retained     Filed herewith
           Deficit for the Quarter Ended
           September 30, 1995 (Unaudited,
           Subject to Adjustment)

   h-3     Statement of Cash Flows for the QuarterFiled herewith
           Ended September 30, 1995 (Unaudited,
           Subject to Adjustment)

   h-4     Computation of Bank Interest for the Filed herewith
           Quarter Ended September 30, 1995

   i       Fuel Purchased for NEP for the QuarterFiled herewith
           Ended September 30 1995

   j-1     Monthly Report of Cost and Quality   Filed herewith
           of Fuels for Electric Plants
           July 1995 (Brayton Point)

   j-2     Monthly Report of Cost and Quality   Filed herewith
           of Fuels for Electric Plants
           July 1995 (Salem Harbor)

   j-3     Monthly Report of Cost and Quality   Filed herewith
           of Fuels for Electric Plants
           August 1995 (Brayton Point)

   j-4     Monthly Report of Cost and Quality   Filed herewith
           of Fuels for Electric Plants
           August 1995 (Salem Harbor)

   j-5     Monthly Report of Cost and Quality   Filed herewith
           of Fuels for Electric Plants
           September 1995 (Brayton Point)

   j-6     Monthly Report of Cost and Quality   Filed herewith
           of Fuels for Electric Plants
           September 1995 (Salem Harbor)